UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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A video, featuring Alan Shaw, President and Chief Executive Officer of Norfolk Southern Corporation (“NSC”), and John Orr, Executive Vice President and Chief Operating Officer of NSC, was made available on NSC’s website beginning on May 4, 2024. A copy of the transcript for the video can be found below and may be used in whole or in part in future communications by NSC:

On the road with Alan Shaw and John Orr: Chicago | Transcript

John Orr

I’m so proud of the work that’s going on here in Chicago, especially here at 47th Street. We’ve had record breaking performance on our intermodal arrivals, departures, customer service. In fact, some of our largest customers have been writing us this week, telling us you’re doing a great job and stay the course.

Alan Shaw

Today was a good day. We got to visit with our field supervisors and craft colleagues, and we got to thank them for everything that they’re doing for our customers and for Norfolk Southern. You know, we’re seeing phenomenal results.

John Orr

At the same time we’re delivering these great results, we’re also assessing the network and redesigning some of the plan. And we’re rolling those things out now. And so our train service, our yard service is evolving to meet the current needs of the customer.

Alan Shaw

Our safety performance has really accelerated this year. And our service is the best it’s been in a number of years. We’re getting a lot of positive feedback from our customer base, so I wanted to make sure folks understand they’re delivering results and they’re delivering it in the right way. They’re following that NS leadership framework.

John Orr

Our employees at NS are critical to executing on our strategy. Bringing to bear the skills and capability of our craft and union partners is absolutely fundamental to delivering great, reliable service, safely and efficiently every day.

Alan Shaw

I’m committed to executing this strategy. Now, this is a better way for Norfolk Southern. It’s a balance between service, productivity and growth, with safety at its core. We’re making a safe railroad even safer.

John Orr

We want the best for our people. We want the best for our customers. There’s nothing more important than having that collaboration.

Alan Shaw

And we’ve got 20,000 dedicated employees at Norfolk Southern who all have really good ideas on how to make NS safer, how to make NS a better service organization, how to make us more productive, how to make us grow better.

The following communication was made available on Norfolk Southern’s website beginning on May 4, 2024.

On May 4, 2024, Norfolk Southern Corporation posted the below communication on its X account and may in the future use the same or substantially similar communications from time to time.

On May 4, 2024, Norfolk Southern Corporation posted the below communication on its LinkedIn account and may in the future use the same or substantially similar communications from time to time.

On May 4, 2024, John Orr posted the below communication on his LinkedIn account. Mr. Orr and Norfolk Southern Corporation may in the future use the same or substantially similar communications from time to time.

On May 4, 2024, Norfolk Southern Corporation posted the below communication on its YouTube account and may in the future use the same or substantially similar communications from time to time.

On May 5, 2024, Alan Shaw posted the below communication on his LinkedIn account. Mr. Shaw and Norfolk Southern Corporation may in the future use the same or substantially similar communications from time to time.

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.